Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Insured Series--204

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-53083 of our opinion dated July 11, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 19, 2000